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                                  EXHIBIT 21.1


                               SUBSIDIARIES OF ACL


Names of Subsidiaries                               Jurisdiction of Organization
---------------------                               ----------------------------

ACBL de Venezuela, C.A                                          Venezuela
ACBL do Brasil Holdings, S.A                                    Uruguay
ACBL Dominicana S.A                                             Dominican
ACBL Hidrovias, Ltd.                                            Bermuda
ACBL Liquid Sales LLC                                           Delaware
ACBL Riverside Terminals C.A                                    Venezuela
ACBL Venezuela, Ltd.                                            Bermuda
ACL Capital Corp.                                               Delaware
Amazonas Holdings, S.A                                          Uruguay
American Commercial Barge Line LLC                              Delaware
American Commercial Lines Funding Corporation                   Delaware
American Commercial Lines International LLC                     Delaware
American Commercial Logistics LLC                               Delaware
American Commercial Terminals LLC                               Delaware
American Commercial Terminals - Memphis LLC                     Delaware
Houston Fleet LLC                                               Delaware
Jeffboat LLC                                                    Delaware
Lemont Harbor & Fleeting Services LLC                           Delaware
Louisiana Dock Company LLC                                      Delaware
Orinoco TASA LLC                                                Delaware
Orinoco TASV LLC                                                Delaware
River Terminal Properties, L.P.                                 Tennessee
Rylend, S.A                                                     Uruguay